EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment #1 of our report dated December 21, 2021, relating to the consolidated financial statements of Know Labs, Inc., which appears in the Annual Report on Form 10-K of Know Labs, Inc. for the year ended September 30, 2021. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BPM LLP

BPM LLP

Walnut Creek, California

December 8, 2022